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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of Simulation Sciences Inc.


     We consent to the incorporation by reference in this Registration Statement of Simulation Sciences Inc. (the "Company") on Form S-3 of our report dated February 7, 1997, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Costa Mesa, California
October 29, 1997